Exhibit 10.58

BioRestorative Therapies, Inc.

40 Marcus Drive, Suite 1

Melville, New York 11747

February 11, 2015

Rohto Pharmaceutical Co., Ltd

1-8-1, Tatsumi-nishi, Ikuno-ku,

Osaka 544-8666, Japan

Gentlemen:

Reference is made to the Research and Development Agreement, dated as of March 19, 2014 (the “Agreement”), between BioRestorative Therapies, Inc. (“BRT”) and Rohto Pharmaceutical Co., Ltd. (“Rohto”). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

The Parties acknowledge and agree that the Term of the Agreement currently expires on March 19, 2015 and that additional time is needed for BRT to deliver the Final Report to Rohto.

Accordingly, the Parties hereby agree that Section 4.01 of the Agreement is amended to read as follows:

“4.01     Term.    This Agreement shall commence as of the Effective Date and, unless sooner terminated or extended as provided hereunder, shall end on June 19, 2015 (the "Term"). The Term and the scope of this Agreement may be extended and expanded by mutual written agreement.”

Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

This letter may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.

Signatures hereon which are transmitted via facsimile or email shall be deemed original signatures.

Very truly yours,

BIORESTORATIVE THERAPIES, INC.

By:
Mark Weinreb, Chief Executive Officer

Agreed:

ROHTO PHARMACEUTICAL CO., LTD.

By: